Exhibit 99.1

RELEASE:	On Receipt, July 25, 2006
MEDIA CONTACTS:	Susan Houser, 515-248-2268, houser.susan@principal.com
Terri Hale, 515-283-8858, hale.terri@principal.com
INVESTOR RELATIONS CONTACT:	Tom Graf, 515-235-9500, investor-relations@principal.com

The Principal Financial Group Announces Agreement To Acquire Leading Mutual Fund Manager, WM Advisors

Acquisition Positions The Principal for Further Success in Capturing Individual Retirement Assets as the Nation’s Baby Boomers Retire;

Principal Financial Group, Inc. Schedules a Conference Call for July 26, 2006

(Des Moines, Iowa) —The Principal Financial Group® (NYSE:PFG), the nation’s 401(k) leader(1) and a leading global asset manager, today announced a definitive agreement to acquire WM Advisors, Inc. — manager of the WM Group of Funds (WM Funds) — and its subsidiaries(2) from Washington Mutual, Inc. (NYSE:WM) for $740 million in cash, subject to closing adjustments.

Assets under management of the Principal Financial Group were $205.3 billion as of March 31, 2006.  WM Advisors, based in Seattle, is a leading mutual fund manager with more than $26 billion in assets under management (AUM) — including approximately $21 billion AUM in the WM Funds — which provides investment advisory services to mutual funds, variable trust funds and asset allocation portfolios to approximately 800,000 fund shareholder accounts nationwide.  Following the transaction, Principal Mutual FundsSM (with currently approximately $28 billion in AUM) is expected to reach approximately $49 billion in assets under management, ranking as the 43rd largest U.S. fund family.

“The acquisition of WM Advisors represents an exceptional strategic fit for The Principal®,” said J. Barry Griswell, chairman and chief executive officer of The Principal.  “This transaction adds important scale to one of our key asset accumulation businesses, it further strengthens our global asset management capability and it increases our presence with over 28,000 independent financial advisors who will play an increasingly important role in securing the retirement future for over 76 million Baby Boomers.”

Individual retirement assets in the U.S. are forecasted to increase by $3 trillion or more than 50 percent by 2008, and 70 percent of U.S. households invest their individual retirement accounts in mutual

(1) The May 2005 "Bundled 401(k) Buyer's Guide" published by Treasury & Risk Management lists The Principal as the 401(k) leader based on the total number of plans administered.

(2) WM Advisors and its subsidiaries, WM Funds Distributor, Inc., and WM Shareholder Services, Inc.

funds.  According to Larry D. Zimpleman, president and chief operating officer of The Principal, “Expanded product solutions and distribution are critical to our growth strategy of serving the financial needs of Americans transitioning into retirement.

“As a total retirement solutions innovator and asset manager, our historical focus has largely been on meeting the retirement needs of individuals through employer-sponsored retirement plans.  The acquisition, which gives us wholesale distribution resources more than 100-strong, provides an established platform to access the retail markets as well.  It also expands our portfolio of high quality offerings, including their leading target-risk funds to complement our leading target-date fund offerings.  Following the transaction, the combined platform will become the fourth largest U.S. manager of lifecycle funds(3) — one of the fastest-growing asset classes for Americans.”

Principal Mutual Funds has a history of strong investment performance and organic growth, including a three-year compounded annual growth rate of 47 percent for assets under management and 31 percent for net cash flow.  The Funds have been a key conduit for capturing participant rollover assets from employer-sponsored retirement plans.  Principal Mutual Funds was the 12th best-selling fund family in 2005 (Financial Research Corporation), and the 19th best performing fund family in 2005 (Barron’s Annual Fund Family Survey 2005).  Principal Mutual Funds lifecycle fund offering has had particularly strong growth and investment performance with $4.9 billion AUM (as of 6/30/06) and 100 percent of Principal LifeTime Funds outperforming peer group medians (for the five years ending 6/30/06).

WM Advisors, with approximately 200 employees based primarily in Seattle and Sacramento, is the manager of the WM Funds, a family of 40 retail mutual funds and variable trust funds, broadly diversified across a range of asset classes.  Investment performance for WM Funds has been consistently strong, ranking in the top 15 in Barron’s Fund Performance six of the past seven years.  With more than $12 billion of lifecycle target-risk funds AUM, WM Advisors is best known for its expertise in asset allocation through its Strategic Asset Management Portfolios (SAM Portfolios), a series of five fund-of-funds creating different investor risk profiles or target-risk funds.

Complementing the leading full-service retirement distribution network of The Principal, WM Advisors mutual fund distribution capabilities are widespread, with a sales and marketing force of 107 investment professionals that work with a national, third-party distribution network of more than 28,000 financial professionals.   In addition, their mutual funds are distributed through 1,500 securities representatives of WM Financial Services, their full-service broker dealer, located in Washington Mutual bank branches.  After closing, The Principal will offer mutual funds and annuity products to Washington

Mutual customers through WM Financial Services, and the companies are actively exploring opportunities to collaborate on distribution of retirement products to Washington Mutual customers.

The combined fund platform of both firms will extend to advisors and fund shareholders of both organizations one of the most comprehensive fund solutions available, with emphasis on its industry-leading lifecycle asset management capabilities.  Following the transaction, Principal Mutual Funds will manage more than 100 funds.  For the periods ending June 30, 2006, 77 percent of the combined funds that have a five-year record outperformed their Morningstar peer group medians for the five-year period, and 71 percent of the funds that have a three-year record outperformed their Morningstar peer group medians for the three-year period.(4)

“Moving forward, we will continue to extend our leading retirement franchise, pursue aggressive growth targets and build value for shareholders, and remain steadfast in helping Americans achieve financial security and success,” Zimpleman added.

Financial Impact

The company expects the transaction will have no impact on 2006 GAAP earnings per diluted share (EPS), based on an expected fourth quarter 2006 closing date.  The company expects the transaction will be EPS neutral to marginally accretive beginning in 2007.  On a cash basis, the company expects the transaction will be accretive to EPS beginning in 2007.

Approvals

Closing of the transaction is subject to regulatory and other approvals.

July 26, 2006 Conference Call

Principal Financial Group, Inc. (NYSE:PFG) announced today it will hold a conference call on Wednesday, July 26, 2006, at 8:30 A.M. (EDT) to discuss the acquisition of WM Advisors and its subsidiaries from Washington Mutual, Inc., as announced in this release. Chairman and Chief Executive Officer J. Barry Griswell and President and Chief Operating Officer Larry D. Zimpleman will lead a discussion during a live conference call.  Just prior to the call, the company will post an investor presentation to the Principal Financial Group Investor Relations website at www.principal.com/investor.  The conference call will be broadcast live over the Internet at www.principal.com/investor. To listen to the live webcast, please go to the website at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software. The call can also be accessed via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. Conference name is Principal Financial and leader’s name is Tom Graf. Listeners can also access an

(3) After the transaction, The Principal will become the fourth largest player in lifecycle funds overall, with The Principal today ranking fourth in target-date funds and WM Advisors ranking fourth in target-risk funds (based on the Financial Research Corporation Lifecycle Fund Study).

(4) Analysis performed using the Class A shares except that Preferred Class was used where Class A does not exist.  Also includes variable contracts funds.  As of June 30, 2006, 65%, 71% and 77% of funds analyzed outperformed their Morningstar peer group medians for the one-year, three-year and five-year periods.

audio replay over the Internet at www.principal.com/investor, or via telephone by dialing 800-642-1687 (U.S. and Canadian callers) or 706-645-9291 (International callers). Access code for the replay is 3553244. The replay will be available approximately two hours after the completion of the live call through the end of day August 2, 2006.

About the Principal Financial Group

The Principal Financial Group® (The Principal ®)(5) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies and national network of financial professionals.  A member of the Fortune 500, the Principal Financial Group has $205.3 billion in assets under management(6) and serves some 16.0 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

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Insurance products and plan administrative services are provided by Principal Life Insurance Company.  Principal Investors Fund, Inc. is distributed by Princor Financial Services Corporation, 800-547-7754, member SIPC.  Securities are offered through Princor® and/or independent broker/dealers.  Securities sold by a Princor Registered Representative are offered through Princor.  Princor and Principal Life are members of the Principal Financial Group®, Des Moines, IA 50392.

Before investing in mutual funds, investors should carefully consider the investment objectives, risks, charges and expenses of the funds.  This and other information is contained in the free prospectus, which can be obtained from your local representative.  Please read the prospectus carefully before investing.  Past performance is no guarantee of future results.

(5) "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

(6) As of March 31, 2006.